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Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The Registrant has the following subsidiaries:

Gexa Energy, LLC, a Texas limited liability company
Gexa Energy, LLC, a New Jersey limited liability company
Gexa-Cirro, LLC

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  Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT